EXHIBIT 23.5

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statements of Olympic Cascade Financial Corporation (the "Company") on Form S-8, File No. 333-72477, 333-38522 and 333-63622 of our report dated November 23, 2005, on our audits of the consolidated financial statements of the Company as of September 30, 2005 and 2004 and for the years ended September 30, 2005, 2004 and 2003, which report is included in this Annual Report on Form 10-K.

/s/ Marcum & Kliegman LLP

New York, New York
December 8, 2005


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